CERTIFICATE OF AMENDMENT
                                       OF
                       AGREEMENT AND DECLARATION OF TRUST
                                       OF
                            FRANKLIN STRATEGIC SERIES


The undersigned certify that:

1. They constitute a majority of the Board of Trustees of Franklin Strategic Series (the "Trust").

2. Pursuant to Article VIII, Section 4 of the Agreement and Declaration of Trust of the Trust ("Trust Agreement"), they hereby adopt the following amendment to the resolution of the Board of Trustees establishing and designating the Franklin California Growth Fund, which is incorporated by reference into the Trust Agreement pursuant to Article III, Section 6 thereof:

           The name of the series previously designated as "Franklin California Growth Fund" shall henceforth be known as "Franklin Flex Cap Growth Fund."

      IN WITNESS WHEREOF, the Trustees named below do hereby set their hands as of the 11th day of June, 2002.


/s/Frank H. Abbott, III                   /s/Charles B. Johnson
-----------------------------             ----------------------------
Frank H. Abbott, III                      Charles B. Johnson


/s/Harris J. Ashton                       /s/Rupert H. Johnson, Jr.
-----------------------------             ----------------------------
Harris J. Ashton                          Rupert H. Johnson, Jr.


/s/Harmon E. Burns                        /s/Frank W.T. LaHaye
-----------------------------             ----------------------------
Harmon E. Burns                           Frank W.T. LaHaye


/s/S. Joseph Fortunato                    /s/Gordon S. Macklin
-----------------------------             ----------------------------
S. Joseph Fortunato                       Gordon S. Macklin


/s/Edith E. Holiday
----------------------------
Edith E. Holiday